                                                                   Exhibit 10.40

                           ASSET TRANSFER AGREEMENT


                                 by and among


                        BAXTER HEALTHCARE CORPORATION,

                           NEXELL THERAPEUTICS INC.,


                                      and


                          NEXELL OF CALIFORNIA, INC.

                           ASSET TRANSFER AGREEMENT
                           ------------------------

     ASSET TRANSFER AGREEMENT ("Agreement"), made this 30th day of June, 1999, by and among BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter"), NEXELL THERAPEUTICS INC., a Delaware corporation f/k/a VIMRx Pharmaceuticals Inc. ("Nexell"), and NEXELL OF CALIFORNIA, INC., a Delaware corporation f/k/a Nexell Therapeutics, Inc. ("Nexell California"). Nexell and Nexell California, which are collectively referred to from time to time herein as the "Nexell Group", have offices located at Nine Parker, Irvine, California 92618. Nexell has executed this Agreement, intending to be bound hereby, solely with respect to Sections 1, 3, 5, 8, 9, 15, 18, 19, 20, 21 and 23 of this Agreement.

                                   RECITALS

     WHEREAS, Baxter and the Nexell Group have entered into a strategic alliance in the ex vivo cell therapies business;

     WHEREAS, pursuant to that certain Asset Purchase Agreement by and among Baxter, Nexell and Nexell California, dated as of October 10, 1997 (as amended, the "Asset Purchase Agreement"), on December 17, 1997, Baxter sold to Nexell California certain Assets relating to its Division (as that capitalized term is defined in the Asset Purchase Agreement) and Business (as that capitalized term is defined in the Asset Purchase Agreement);

     WHEREAS, any capitalized terms used but not defined in this Agreement shall bear the meaning ascribed to such terms in the Asset Purchase Agreement;

     WHEREAS, pursuant to Section 6.2(J) of the Asset Purchase Agreement, Baxter and Nexell California agreed to reconcile the Net Book Value of certain Assets against a stated value for such Assets as set forth in Section 6.2(J) of the Asset Purchase Agreement (the "Asset Reconciliation");

     WHEREAS, contemporaneously with the Closing of the transactions contemplated by the Asset Purchase Agreement, Baxter and Nexell California entered into a number of other agreements, including the Distribution Agreement and the Services Agreement;

     WHEREAS, Baxter and the Nexell Group have entered into that certain Letter of Intent, dated as of May 6, 1999 ("LOI"), wherein Baxter and the Nexell Group have indicated their desire and intent that among other things (subject to the terms and conditions contained in the LOI, including the parties' execution and delivery of this Agreement and the other Definitive Agreements, as that capitalized term is defined in the LOI): (a) Baxter shall provide a line of credit not to exceed $20,000,000.00 to Nexell; (b) the Distribution Agreement and the Services Agreement shall be terminated; (c) Baxter shall transfer certain assets (including certain leased hardware and related assets) to Nexell California and Nexell California will make offers of employment to certain employees of Baxter relating to the sales and marketing of Nexell California products previously distributed by Baxter; (d) contemporaneously with the termination of the Distribution Agreement and the Services Agreement described in item (b) above, the other Operating Agreements (as that capitalized term is defined below) will be amended; and (e) Baxter and the Nexell Group will resolve the Asset Reconciliation;

     WHEREAS, in consideration of, as a condition precedent to, and contemporaneously with the execution and delivery of this Agreement: (a) Baxter and Nexell have executed and delivered that certain Credit Agreement, of even date herewith; (b) Nexell has executed and delivered to Baxter that certain Promissory Note in the principal amount of up to $20,000,000 of even date herewith; (c) Baxter and Nexell California have executed and delivered that certain United States and Canada Instrument Services Agreement of even date herewith; (d) Baxter S.A. and Nexell S.A. have executed and delivered that certain Management Services Agreement of even date herewith (the "Management Agreement"); (e) Baxter, Nexell and Nexell California have executed and delivered that certain Royalty Agreement of even date herewith (the "Royalty Agreement"); and (f) Baxter and Nexell California have executed and delivered that certain Ceprate(R) Sub-Distributorship Agreement of even date herewith (the agreements and instruments listed in items (a) through (f) of this paragraph, inclusive, are hereinafter referred to collectively as the "Related Documents"); and

     WHEREAS, Baxter, Nexell and Nexell California desire to provide for (a) the termination of the Distribution Agreement and the Services Agreement; (b) the transfer of certain assets (including certain leased hardware and related assets) to Nexell California utilized in or relating to the sales and marketing of Nexell California products previously distributed by Baxter under the Distribution Agreement; (c) Nexell California's employment of certain employees of Baxter relating to the sales and marketing of Nexell California products previously distributed by Baxter under the Distribution Agreement; (d) the resolution of the Asset Reconciliation; and (e) the assumption by Nexell of Baxter's Adjusted P&L pending the ROW Asset Transfer Closing, as those capitalized terms are hereinafter defined; all upon and subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                     TERMS

1.   Definitions and Interpretation.
     ------------------------------

     1.1  Definitions.  The following capitalized terms used herein shall have
          -----------
the following meanings:

     "Adjusted P&L" shall mean the worldwide (excluding the United States and Canada) net income or losses of Baxter's and its Affiliates' cell therapy business related to the Distributed Products (as that capitalized term is defined in the Royalty Agreement), as shown on an adjusted unaudited consolidated statement of income and losses for the period beginning and including July 1, 1999, through and including the ROW Asset Transfer Closing Date, and delivered by Baxter to Nexell California prior to the ROW Asset Transfer Settlement Date pursuant to Section 3.4 of this Agreement. The Adjusted P&L shall present fairly (although not necessarily in accordance with GAAP) the consolidated results of operations of Baxter's and its Affiliates' worldwide cell therapy business relating to the Distributed Products, excluding the United States and Canada, for such period and will be prepared on a basis consistent with the pro-forma adjusted unaudited consolidated statement of income for Baxter's and its Affiliates' European cell therapy business related to the Distributed Products attached hereto as Schedule 1.1(a) (the "Pro-Forma").

     "Asset Transfer Closing" shall mean the US Asset Transfer Closing and the ROW Asset Transfer Closing, individually or collectively, as the context requires.

     "Asset Transfer Closing Date" shall mean the US Asset Transfer Closing Date and the ROW Asset Transfer Closing Date, individually or collectively, as the context requires.

     "Asset Transfer Settlement" shall mean shall mean the US Asset Transfer Settlement and the ROW Asset Transfer Settlement, individually or collectively, as the context requires.

     "Asset Transfer Settlement Date" shall mean the US Asset Transfer Settlement Date and the ROW Asset Transfer Settlement Date, individually or collectively, as the context requires.

     "Assigned Agreements" shall mean the US Assigned Agreements and the ROW Assigned Agreements.

     "Assumed Liabilities" shall mean any liabilities and obligations of Baxter under any Assigned Agreements of Baxter which (a) are validly and effectively assigned to Nexell California pursuant to this Agreement and
     (b) conform to the representations and warranties with respect thereto contained in this Agreement, subject to the following: (i) in the case of rental or other payments, only to the extent that such rental or other payments relate to periods after the applicable Asset Transfer Closing Date, and (ii) in the case of all other obligations under the Assigned Agreements, only to the extent that the obligation (including payment) is by its terms first to be performed after the applicable Asset Transfer Closing Date, all of which are set forth in Schedule 1.1(e) attached hereto
                                                 ---------------
     or will be scheduled pursuant to Section 2.4 hereof.

     "Leased Transferred Assets" shall bear the meaning set forth in Section 2.1(D).

     "Leased Transferred Assets Purchase Price" shall mean the book value of all Leased Transferred Assets transferred to Nexell California appearing on the financial statements of Baxter, as initially determined as of the applicable Asset Transfer Closing and subsequently adjusted and agreed to by Baxter and Nexell California as of the applicable Asset Transfer Settlement pursuant to Section 2.2 of this Agreement.

     "Management P&L" shall mean a monthly adjusted unaudited consolidated statement of net income and losses of Baxter's and its Affiliates' worldwide (excluding the United States and Canada) cell therapy business related to the Distributed Products.

     "Nexell European Affiliate" shall mean European Affiliate(s) of Nexell California reasonable acceptable to Baxter.

     "Operating Agreements" shall mean the Antibody Manufacturing and Storage Agreement (the "Antibody Agreement"), Hardware and Disposables Manufacturing Agreement (the "Manufacturing Agreement"), and Hardware and Disposables Supply Agreement (the "Supply Agreement").

     "ROW Asset Transfer Closing" shall mean the consummation of the sale and transfer of the ROW Transferred Assets by Baxter (or its Affiliates) to Nexell California (or a Nexell European Affiliate), and the consummation of the other transactions contemplated by this Agreement relating to the transfer of the ROW Transferred Assets by Baxter (or its Affiliates) to Nexell California (or a Nexell European Affiliate).

     "ROW Asset Transfer Closing Date" shall mean any date prior to December 1, 1999, upon which, pursuant to a written notice delivered by Nexell California to Baxter at least thirty (30) days prior to such date, Nexell California elects to hold the ROW Asset Transfer Closing. Notwithstanding any term or condition of this Agreement to the contrary, in the event that the ROW Asset Transfer Closing shall not have occurred on or before the close of business on November 29, 1999, the ROW Asset Transfer Closing Date shall be November 30, 1999.

     "ROW Asset Transfer Settlement" shall bear the meaning set forth in Section 2.2(A) of this Agreement.

     "ROW Asset Transfer Settlement Date" shall mean the first business day that is thirty (30) days after the ROW Asset Transfer Closing. Notwithstanding any term or condition of this Agreement to the contrary, the ROW Asset Transfer Settlement Date shall not be later than December 30, 1999.

     "ROW Assigned Agreements" shall mean any leases of personal property relating to the ROW Transferred Assets to which Baxter or any Baxter Affiliate is a party as of the ROW Asset Transfer Closing and which are identified in a written notice to be delivered by Baxter to Nexell California prior to the ROW Asset Transfer Closing pursuant to Section 2.4 hereof, which notice shall include true and correct copies of such leases.

     "ROW Assumed Liabilities" shall mean all Assumed Liabilities as of the ROW Asset Transfer Closing Date, other than US Assumed Liabilities, identified by Baxter in a written notice to Nexell California prior to the ROW Asset Transfer Closing pursuant to Section 2.4 of this Agreement.

     "ROW Service Contracts" shall mean all service contracts relating to Isolex(R) and Maxsep(R) Products as of the ROW Asset Transfer Closing, other than US Service Contracts, identified by Baxter in a written notice to Nexell California prior to the ROW Asset Transfer Closing pursuant to
     Section 2.4 of this Agreement (which notice shall also identify any outstanding balances due on any prepaid amounts under the ROW Service Contracts as of the ROW Asset Transfer Closing).

     "ROW Transferred Assets" shall mean (a) the finished goods inventory (including CEPRATE(R) Cell Selection Kits, if any, but excluding spare parts and obsolete, short dated or outdated materials) of Baxter (or its Affiliates) which were previously sold by Baxter (or its Affiliates) as a distributor pursuant to and under the Distribution Agreement outside of the United States and Canada and identified by Baxter in a written notice to Nexell California prior to the ROW Asset Transfer Closing pursuant to
     Section 2.4 of this Agreement; (b) copies of all customer lists, accounting books and records, sales history, and accounts receivable statements and agings which were used by Baxter with respect to Baxter's or its Affiliate's prior obligations with respect to marketing and sales in all jurisdictions outside of the United States and Canada under the Distribution Agreement and which do not include additional proprietary information of Baxter (or its Affiliates) which is unrelated to Baxter's activities under the Distribution Agreement; (c) the hardware and related assets leased or owned by Baxter (or its Affiliates) relating to its prior obligations for marketing and sales under the Distribution Agreement outside of the United States and Canada and identified by Baxter in a written notice to Nexell California prior to the ROW Asset Transfer Closing pursuant to Section 2.4 of this Agreement, (d) all ROW Assigned Agreements, and (e) all ROW Service Contracts (including all payments due under the ROW Service Contracts and the aggregate pro rata share of any outstanding balance due on any prepaid amounts under any ROW Service Contract). For the purposes of this Agreement, the term "pro rata share of any outstanding balance due on any prepaid amount under any ROW Service Contract" shall mean, with respect to each such ROW Service Contract, an amount computed according to the following formula: The amount, if any, prepaid by a customer under a ROW Service Contract, divided by the number of days of the original term of such ROW Service Contract, and multiplied by the unexpired number of days of the original term of such ROW Service Contract following the ROW Asset Transfer Closing Date.

     "ROW Transferred Assets Purchase Price" shall mean the aggregate US dollar value of (a) the price at which Baxter (or its Affiliates) purchased from Nexell California the finished goods inventory (but excluding Leased Transferred Assets, spare parts and obsolete, short dated or outdated materials) of Baxter (or its Affiliates) which forms part of the ROW Transferred Assets, plus (b) the book value of all other ROW Transferred
                         ----
     Assets (excluding Leased Transferred Assets) appearing on the financial statements of Baxter (or its Affiliates), all as initially determined as of the ROW Asset Transfer Closing and subsequently adjusted and agreed to by Baxter and Nexell California as of the ROW Asset Transfer Settlement pursuant to Section 2.2(B) of this Agreement.

     "Service Contracts" shall mean all US Service Contracts and all ROW Service Contracts.

     "Transferred Assets" shall mean US Transferred Assets and ROW Transferred Assets.

     "Transferred Assets Purchase Price" shall mean US Transferred Assets Purchase Price, ROW Transferred Assets Purchase Price, and Leased Transferred Assets Purchase Price.

     "US Asset Transfer Closing" shall mean the consummation of the sale and transfer of the US Transferred Assets by Baxter to Nexell California, and the consummation of the related transactions contemplated by this Agreement relating to the transfer of the US Transferred Assets by Baxter to Nexell California.

     "US Asset Transfer Closing Date" shall mean June 30, 1999.

     "US Asset Transfer Settlement" shall bear the meaning set forth in Section 2.2(A) of this Agreement.

     "US Asset Transfer Settlement Date" shall mean July 9, 1999.

     "US Assigned Agreements" shall mean any leases of personal property relating to the US Transferred Assets to which Baxter or any Baxter Affiliate is a party and identified on Schedules 1.1(b) or 1.1(c) attached
                                            ----------------    ------
     hereto, true and correct copies of which shall be delivered by Baxter to Nexell California prior to the US Asset Transfer Settlement Date.

     "US Assumed Liabilities" shall mean those Assumed Liabilities identified on
     Schedule 1.1(e) attached hereto.
     ---------------

     "US Service Contracts" shall mean all service contracts relating to Isolex(R) and Maxsep(R) Products, as identified on Schedule 1.1(d) attached
                                                        ---------------
     hereto (Schedule 1.1(d) also identifies any outstanding balances due on any
             ---------------
     prepaid amounts under the Service Contracts as of the date set forth therein).

     "US Transferred Assets" shall mean (a) the finished goods inventory (including CEPRATE(R) Cell Selection Kits, but excluding spare parts and obsolete, short dated or outdated materials) of Baxter as identified on
     Schedule 1.1(b) attached hereto; (b) copies of all customer lists,
     ---------------
     accounting books and records, sales history, and accounts receivable statements and agings which were used by Baxter with respect to Baxter's prior obligations for marketing and sales in the United States and Canada under the Distribution Agreement and which do not include additional Baxter proprietary information unrelated to Baxter's activities under the Distribution Agreement; (c) the hardware and related assets leased or owned by Baxter relating to its prior obligations for marketing and sales in the United States and Canada under the Distribution Agreement and identified on
     Schedule 1.1(c) attached hereto, (d) all US Assigned Agreements, and (e)
     ---------------
     all US Service Contracts (including all payments due under the US Service Contracts and the aggregate pro rata share of any outstanding balance due on any prepaid amounts under any US Service Contract). For the purposes of this Agreement, the term "pro rata share of any outstanding balance due on any prepaid amount under any US Service Contract" shall mean, with respect to each such US Service Contract, an amount computed according to the following formula: The amount, if any, prepaid by a customer under a US Service Contract, divided by the number of days of the original term of such US Service Contract, and multiplied by the unexpired number of days of the original term of such US Service Contract following the US Asset Transfer Closing Date.

     "US Transferred Assets Purchase Price" shall mean the aggregate US dollar value of (a) the price at which Baxter purchased from Nexell California the finished goods inventory (but excluding Leased Transferred Assets, spare parts and obsolete, short dated or outdated materials) of Baxter as identified on Schedule 1.1(b) attached hereto, plus (b) the price at which
                   ---------------                  ----
     Baxter purchased from CellPro, Inc., the CEPRATE(R) Cell Selection Kits (but excluding Leased Transferred Assets, spare parts and obsolete, short dated or outdated materials) identified on Schedule 1.1(b) attached hereto,
                                                ---------------
     plus (c) the book value of all other US Transferred Assets (excluding
     ----
     Leased Transferred Assets) appearing on the financial statements of Baxter, all as initially determined as of the US Asset Transfer Closing and subsequently adjusted and agreed to by Baxter and Nexell California as of the US Asset Transfer Settlement pursuant to Section 2.2(A) of this Agreement.

     1.2  Interpretation.
          --------------

          (A) In respect of any of Baxter or the Nexell Group, the terms "to the knowledge of" such Person and "awareness of" such party, and variations thereof, shall be deemed to refer to the actual knowledge and/or awareness (without any requirement of inquiry) of the Relevant Persons of such Party. In respect of Baxter, the term "Relevant Persons" shall be deemed to refer to Victor W. Schmitt, Cynthia L. Collins, Tara S. Clark and Jennifer Rodgers. In respect of the Nexell Group, the term "Relevant Persons" shall be deemed to refer to Richard L. Dunning and L. William McIntosh.

          (B) Whenever in this Agreement the phrase "in the ordinary course of business" is used, it shall be construed as meaning "in the ordinary course of business and substantially consistent with prior practice."

          (C) Whenever in this Agreement the term "including" is used, it shall be construed as meaning "including but not limited to."

          (D) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in effect at the Asset Transfer Closing Date.

          (E) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to commitments, leases, licenses, contracts and agreements.

          (F) Whenever in this Agreement the term "party to" is used in regard to an agreement, it shall be construed as meaning "party to or bound by".

          (G) Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

     1.3  Definitions from Asset Purchase Agreement.  Any other capitalized
          -----------------------------------------
terms used but not defined in this Agreement shall bear the meaning ascribed to such terms in the Asset Purchase Agreement.

2.   Purchase, Sale and Delivery of the Transferred Assets.
     -----------------------------------------------------

     2.1  Purchase,  Sale and Delivery.
          ----------------------------

     (A) In reliance on the representations and warranties contained herein and subject to all of the terms and conditions hereof, Baxter hereby agrees to sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to Nexell California, and Nexell California agrees to purchase from Baxter:

          (i) At the US Asset Transfer Closing, all of Baxter's right, title and interest in and to the US Transferred Assets; and

          (ii) At the ROW Asset Transfer Closing, all of Baxter's (or its Affiliates') right, title and interest in and to the ROW Transferred Assets.

     (B) With respect to the US Asset Transfer Closing, Baxter has delivered all of the US Transferred Assets to Nexell California, except for the US Transferred Assets identified on Schedule 2.1(B) attached hereto, which
                                      ---------------
     assets shall be delivered to Nexell California prior to the US Asset Transfer Settlement Date. All US Transferred Assets will be delivered by Baxter to Nexell California pursuant to this Section 2.1 FOB each such Baxter facility where such US Transferred Assets are located per Nexell California's notice of delivery.

     (C) With respect to the ROW Asset Transfer Closing, Baxter (or its Affiliates) will deliver all of the ROW Transferred Assets which are in the possession of Baxter (or its Affiliates) at the ROW Asset Transfer Closing to Nexell California (or a Nexell European Affiliate) at least ten (10) days prior to the ROW Asset Transfer Settlement Date provided that Nexell California (or a Nexell European Affiliate) provides a written notice to Baxter on or before the ROW Asset Transfer Closing specifying the method of delivery and destination of such ROW Transferred Assets. All ROW Transferred Assets which are in the possession of Baxter (or its Affiliates) at the ROW Asset Transfer Closing will be delivered by Baxter (or its Affiliates) to Nexell California (or a Nexell European Affiliate) pursuant to this Section 2.1 FOB each such Baxter (or its Affiliates') facility where such ROW Transferred Assets are located per Nexell California's notice of delivery.

     (D) Baxter and Nexell California acknowledge that certain of the US Transferred Assets which are leased to Baxter customers pursuant to US Assigned Agreements and identified on Schedules 1.1(b) or 1.1(c) are, and
                                           ----------------    ------
     that ROW Transferred Assets which are or will be leased to customers of Baxter (or its Affiliates) pursuant to ROW Assigned Agreements (which Baxter will identify to Nexell California in schedules to be delivered by Baxter to Nexell California on or before the ROW Asset Transfer Closing pursuant to Section 2.4 of this Agreement) will be, on the applicable Asset Transfer Closing, in the possession of customers of Baxter (or its Affiliates) and that possession of such US Transferred Assets and ROW Transferred Assets will remain in the possession of such customers after the applicable Asset Transfer Closing (collectively, the "Leased Transferred Assets") until such time as Nexell California directs otherwise, subject to applicable contractual obligations and law. Upon and after the applicable Asset Transfer Closing Date Nexell California (or a Nexell European Affiliate) shall be solely responsible for so obtaining delivery and possession of such Leased Transferred Assets from such customers.

     (E) Except for Leased Transferred Assets, Baxter (or its Affiliates) shall bear the costs for de-installing and packing the US Transferred Assets and ROW Transferred Assets for shipment.

     2.2 Purchase Consideration.
         ----------------------

     (A) Except with respect to Leased Transferred Assets, on or before the US Asset Transfer Settlement Date, Nexell California, at its sole cost and expense, shall conduct a physical inventory of US Transferred Assets delivered to Nexell California pursuant to Section 2.1 above and the parties agree to negotiate in good faith any adjustment to the US Transferred Asset Purchase Price resulting from such physical inventory (the "US Asset Transfer Settlement"). Except with respect to Leased Transferred Assets, in consideration of the sale, assignment and transfer of the US Transferred Assets pursuant to Section 2.1 hereof, Nexell California agrees to pay to Baxter the US Transferred Asset Purchase Price in United States funds by wire transfer or by certified or bank cashier's check within six (6) months of the US Asset Transfer Settlement Date. In the event that the Nexell Financing Event occurs on or before December 31, 1999, and the amount of the Nexell Financing Event is increased from $60,000,000 to $63,000,000, the total payment owing to Baxter pursuant to the immediately preceding sentence will automatically be due and payable in full not later than December 31, 1999.

     (B) Except with respect to Leased Transferred Assets, on or before the ROW Asset Transfer Settlement Date, Nexell California (or a Nexell European Affiliate), at its sole cost and expense, shall conduct a physical inventory of ROW Transferred Assets delivered to Nexell California (or a Nexell European Affiliate) pursuant to Section 2.1 above and the parties agree to negotiate in good faith any adjustment to the ROW Transferred Asset

     Purchase Price resulting from such physical inventory (the "ROW Asset Transfer Settlement"). Except with respect to Leased Transferred Assets, in consideration of the sale, assignment and transfer of the ROW Transferred Assets pursuant to Section 2.1 hereof, Nexell California agrees to pay or cause a Nexell European Affiliate to pay to Baxter (or its Affiliates) the ROW Transferred Asset Purchase Price in United States funds by wire transfer or by certified or bank cashier's check within six months of the ROW Asset Transfer Settlement Date. In the event that the Nexell Financing Event occurs on or before December 31, 1999, and the amount of the Nexell Financing Event is increased from $60,000,000 to $63,000,000, the total payment owing to Baxter pursuant to the immediately preceding sentence will automatically be due and payable in full not later than December 31, 1999.

     (C) With respect to any Leased Transferred Assets for which title is transferred to Nexell California (or a Nexell European Affiliate) at any Asset Transfer Closing, Nexell California shall review the schedules of Leased Transferred Assets and the Assigned Agreements and the parties agree to negotiate in good faith any adjustment to the applicable Leased Transferred Assets Purchase Price resulting from any discrepancies contained in such schedules, on or before the applicable Asset Transfer Settlement Date. Nexell California or cause a Nexell European Affiliate to pay to Baxter (or its Affiliates) the Leased Transferred Asset Purchase Price with respect to such Leased Transferred Assets over a period of three
     (3) years, in twelve (12) equal consecutive quarterly installments, payable as follows: The first quarterly installment shall be payable by Nexell California not later than the last business day of the first full three (3) month period following the applicable Asset Transfer Settlement Date, and each of the remaining quarterly installments shall be payable not later than the last business day of each successive three (3) month period until the Leased Transferred Asset Purchase Price is fully paid. All such quarterly installments shall be payable by Nexell California to Baxter in United States funds by wire transfer or by certified or bank cashier's check. In the event that the Nexell Financing Event occurs on or before December 31, 1999, and the amount of the Nexell Financing Event is increased from $60,000,000 to $63,000,000, the total payment owing to Baxter pursuant to the immediately preceding sentence will automatically be accelerated and shall be due and payable in full not later than December 31, 1999.

     (D) Baxter shall deliver to Nexell California such federal funds wire transfer instructions and/or an address for the delivery of payment of funds by Nexell California pursuant to this Section 2.2 not later than the US Asset Transfer Settlement Date and may change such wire transfer instructions or address at any time thereafter pursuant to Section 19 hereof.

     2.3  Liabilities.
          -----------

          (A) Liabilities Not Assumed.  Except as specifically provided in
              -----------------------
Section 2.3(B) and except with respect to the Adjusted P&L, Nexell California neither assumes nor shall be obligated to pay, perform or discharge, and Baxter hereby agrees to pay, perform, discharge or otherwise satisfy in due course and to hold the Nexell Group harmless from, any and all debts, liabilities and obligations of Baxter, whether known or unknown, fixed, contingent or otherwise, including, without limitation, all Taxes and liabilities under Environmental Laws relating to, any of (i) the US Transferred Assets and arising prior to or on the US Asset Transfer Closing Date, or (ii) the ROW Transferred Assets and arising prior to or on the ROW Asset Transfer Closing Date (all such non-assumed liabilities being hereinafter collectively referred to as the "Non-Assumed Liabilities").

          (B) Assumed Liabilities.  In addition to the consideration payable
              -------------------
pursuant to Section 2.2 hereof, and subject to the terms and conditions set forth in this Agreement, effective as of the applicable Asset Transfer Closing Date, Nexell California hereby assumes only (i) the US Assumed Liabilities as of the US Asset Transfer Closing Date and (ii) the ROW Assumed Liabilities as of the ROW Asset Transfer Closing Date.

          (C) Nexell Group Liabilities.  Baxter shall have no liability for any
              ------------------------
obligations of the Nexell Group that are incurred or arise after the applicable Asset Transfer Closing Date with respect to the US Transferred Assets or the ROW Transferred Assets except to the extent (i) otherwise provided in this Agreement or (ii) that any such liability arises from a wrongful act or omission on the part of Baxter, any Affiliate of Baxter, or any Representative of any of the foregoing.

          (D) Nexell Financing.  Baxter will provide support to Nexell for the
              ----------------
completion of a Financing Event (as defined in the LOI) substantially similar to the transaction described in the document entitled "Nexell Therapeutics Inc. Sale of Units", dated April 23, 1999, and attached to the LOI as Exhibit A (such an event, a "Nexell Financing Event"), as follows: In connection with the issuance by Nexell of Series B Preferred Stock (a Nexell Financing Event), Baxter has agreed to accept a "Put Right" (as that term is defined in the Exhibit A to the LOI) and shall take all steps reasonably required to complete its obligations thereunder as and when appropriate.

     2.4  Delivery of Schedules by Baxter With Respect to the ROW Asset Transfer
          ----------------------------------------------------------------------
Closing.  Baxter shall deliver to Nexell, at least thirty (30) days prior to the
-------
ROW Asset Transfer Closing, the following schedules: Schedule of ROW Service Contracts (identifying any outstanding balances due on any prepaid amounts under the ROW Service Contracts as of the ROW Asset Transfer Closing); Schedule of finished goods inventory forming part of the ROW Transferred Assets; Schedule of hardware and related assets forming part of the ROW Transferred Assets; Schedule of ROW Assigned Agreements forming part of the ROW Transferred Assets; Schedule of ROW Service Contracts forming part of the ROW Transferred Assets (including all payments due under the ROW Service Contracts and the aggregate pro rata share of any outstanding balance due on any prepaid amounts under any ROW Service Contract); Schedule of ROW Assumed Liabilities; and a Schedule of ROW Leased Transferred Assets.



3.   Termination of Distribution Agreement and Adjusted P&L.
     ------------------------------------------------------

     3.1  Termination of Distribution Agreement For US and Canada. The
          -------------------------------------------------------
Distribution Agreement is hereby terminated effective as of the US Asset Transfer Closing Date, and all obligations of both Baxter and Nexell California thereunder are terminated, null and void as of the US Asset Transfer Closing Date (including the provisions of Section 2.3 of the Distribution Agreement), only with respect to the United States and Canada, provided that each of Baxter
                                                   -------------
and Nexell California agree that notwithstanding the termination of the Distribution Agreement with respect to the United States and Canada:

          (A) Baxter will fulfill any obligations with respect to any Products in transit to customers in the United States and Canada on the date hereof pursuant to the terms and conditions of the Distribution Agreement;

          (B) Subject to Section 3.1(C) below, each of Baxter and/or Nexell California shall pay any amounts to the other party to the Distribution Agreement which have accrued but not yet been paid as of the date of this Agreement, or which will accrue and will be payable for services performed or Products sold as of the date of this Agreement, with respect to the United States and Canada pursuant to the terms and conditions of the Distribution Agreement; and

          (C) Baxter will collect and retain for its own account any accounts receivable arising in the ordinary course of business from its sales of Products under the Distribution Agreement prior to the date of this Agreement with respect to the United States and Canada.

     3.2  Distribution in the Rest of the World.
          --------------------------------------

          (A) Baxter (or its designated Affiliates) shall remain as the exclusive distributor of Products under the terms and conditions of the Distribution Agreement in the Baxter Region (as that capitalized term is defined in the Distribution Agreement), excluding the United States and Canada (the "ROW"), pursuant to the terms and conditions of the Distribution Agreement through and including the ROW Asset Transfer Closing Date (the "ROW Distribution Obligations"). Baxter (or its designated Affiliates) will collect and retain for its own account any accounts receivable arising in from its sales of Products in the ROW through and including the ROW Asset Transfer Closing Date.

          (B) The Non-Competition and Confidentiality Agreement dated as of December 17, 1997, by and among Baxter, Nexell and Nexell California, as amended, shall remain in full force and effect according to its terms as if the Distribution Agreement were not terminated at any Asset Transfer Closing Date, provided that this Section 3.2(B) shall not otherwise extend the term of the Non-Competition and Confidentiality Agreement.

          (C) From the US Asset Transfer Closing Date until the termination of Baxter's ROW Distribution Obligations, and subject to the terms and conditions of this Agreement, Baxter (or its designated Affiliates) shall continue to act in the ordinary course of business with respect to Baxter's ROW Distribution Obligations and its obligations under the Distribution Agreement and the Operating Agreements.

     3.3  Termination of Distribution Agreement For ROW.   Subject to the early
          ----------------------------------------------
termination of the provisions of the Distribution Agreement with respect to the United States and Canada pursuant to Section 3.1 hereof, the Distribution Agreement shall automatically terminate effective as of the ROW Asset Transfer Closing Date, and all obligations of both Baxter (or its Affiliates) and Nexell California thereunder shall be terminated, null and void as of the ROW Asset Transfer Closing Date (including the provisions of Section 2.3 of the Distribution Agreement) with respect to the ROW, provided that each of Baxter
                                                 -------------
and Nexell California agree that notwithstanding the termination of the Distribution Agreement with respect to the ROW:

          (A) Baxter (or its Affiliates) will fulfill any obligations with respect to any Products in transit to customers in the ROW on the ROW Asset Transfer Closing Date pursuant to the terms and conditions of the Distribution Agreement;

          (B) Subject to Section 3.3(C) below, each of Baxter (or its Affiliates) and/or Nexell California shall pay any amounts to the other party to the Distribution Agreement which have accrued but not yet been paid as of the ROW Asset Transfer Closing Date, or which will accrue and will be payable for services performed or Products sold as of the ROW Asset Transfer Closing Date, with respect to the ROW pursuant to the terms and conditions of the Distribution Agreement; and

          (C) Baxter (or its Affiliates) will collect and retain for its own account any accounts receivable arising in the ordinary course of business from its sales of Products under the Distribution Agreement prior to the ROW Asset Transfer Closing Date with respect to the ROW.

     3.4  Adjusted P&L.  Baxter shall deliver the Adjusted P&L to Nexell
          ------------
California at least ten (10) days prior to the ROW Asset Transfer Settlement Date. Both Nexell California and Baxter will review the Adjusted P&L and, in the event that Nexell California disputes any part of the Adjusted P&L, Baxter and Nexell will negotiate in good faith the Adjusted P&L to the end that the parties shall agree to the Adjusted P&L not later than the ROW Asset Transfer
Settlement Date.    In consideration of Baxter's agreement to continue to act as the distributor for Nexell California in the ROW pursuant to Section 3.2 above, Baxter and Nexell agree as follows:

          (A) In the event that the Adjusted P&L indicates a loss, Nexell shall indemnify and hold Baxter (and its Affiliates) harmless in respect of the aggregate of all losses of Baxter as indicated in the Adjusted P&L and shall pay the aggregate amount of such losses to Baxter in immediately available United States funds by wire transfer or by certified or bank cashier's check within six
(6) months of the ROW Asset Transfer Settlement Date.

          (B) In the event that the Adjusted P&L indicates a profit, Baxter shall pay the profit as indicated in the Adjusted P&L to Nexell California in immediately available United States funds by wire transfer or by certified or bank cashier's check within six (6) months of the ROW Asset Transfer Settlement Date. Nexell California shall provide to Baxter federal funds wire transfer instructions at the ROW Asset Transfer Settlement Date.

     3.5  Management P&L.  Baxter shall deliver the Management P&L to Nexell
          --------------
California from the US Asset Transfer Closing Date until the ROW Asset Transfer Closing Date on a monthly basis for each month during such period in the ordinary course of Baxter's business.

4.   Services Agreements and LOI.
     ----------------------------

     4.1  Termination of Services Agreement.  The Services Agreement is hereby
          ---------------------------------
terminated effective as of the US Asset Transfer Closing Date,  provided that
                                                                -------------
each of Baxter and Nexell California agree that notwithstanding the termination of the Services Agreement, each of Baxter and/or Nexell California shall pay any amounts due to the other party pursuant to the terms and conditions of the Services Agreement, if any, which have accrued but have not yet been paid as of the date of this Agreement. Following the US Asset Transfer Closing Date, all warehousing and distribution, customer service, service contracts and billing and collection previously performed by Baxter under the Distribution Agreement and the Services Agreement shall be performed with respect to the United States and Canada by or at the direction of Nexell California.

     4.2  New Services Agreement.  Nexell and Baxter hereby agree to continue
          ----------------------
to negotiate in good faith between the US Asset Transfer Closing Date and the ROW Asset Transfer Closing Date a services agreement relating to Nexell's European operations on terms and conditions mutually satisfactory to each of Nexell and Baxter in their sole discretion.

     4.3  Termination of LOI. The LOI is hereby terminated effective as of the
          ------------------
date of this Agreement.

     4.4  Waiver of Interest.  Baxter hereby agrees to waive any prepayment
          ------------------
penalty due and payable to Baxter pursuant to the terms of Nexell's outstanding convertible debentures held by Baxter as of the date of this Agreement only if such prepayment penalty becomes due and payable as a result of Nexell's redemption of such debentures using proceeds from the Nexell Financing Event.

5.   Operating Agreements.  Subject to the remaining terms of the Operating
     --------------------
Agreements, Nexell California and Baxter acknowledge and agree that notwithstanding the termination of the Distribution Agreement pursuant to
Section 3 above, Baxter's obligations with respect to the delivery of Products to Nexell California pursuant to Section 19 of the Antibody Agreement, Section 19 of the Manufacturing Agreement, and Section 18 of the Supply Agreement, during the period between the US Asset Transfer Closing and the ROW Asset Transfer Closing, and as of and following the ROW Asset Transfer Closing, are as set forth in Schedule 5 to this Agreement and that the Operating Agreements
             ----------
shall remain in full force and effect.

6.   Representations and Warranties of Baxter.  Baxter represents and warrants
     -----------------------------------------
to Nexell California as of the US Asset Transfer Closing and the ROW Asset Transfer Closing, as applicable, that:

     6.1  Good Standing. Baxter is a corporation organized, validly existing and
          -------------
in good standing under the laws of the State of Delaware, and with respect to the Transferred Assets and the transactions contemplated by this Agreement, has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

     6.2  Authority. Baxter possesses full right, corporate power and legal
          ---------
authority to execute and deliver this Agreement and the Related Documents to be executed by Baxter and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Related Documents to be executed by Baxter and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Baxter. This Agreement and the Related Documents to be executed by Baxter have been duly and validly executed by Baxter and constitute the legal, valid and binding obligations of Baxter enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Baxter and the Related Documents to be executed by Baxter and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both)
(A) violate or conflict with the Certificate of Incorporation or By-laws of Baxter, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the Transferred Assets of Baxter pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Baxter under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Baxter is a party or which is binding upon Baxter (it being agreed that this subsection (B) shall be deemed to refer only to the Transferred Assets and those liabilities, obligations, mortgages, liens, agreements, indentures, trusts, instruments, orders, judgments and decrees which relate to or affect the Transferred Assets and/or the Assumed Liabilities and which are being transferred to or assumed by Nexell California).

     6.3  Title to Transferred Assets.  Baxter (or its Affiliates) is the sole
          ---------------------------
and exclusive owner of and has good and valid title to all of the Transferred Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and for the rights of any third party lessee arising under applicable leases relating to the Leased Transferred Assets, and, except as otherwise provided in any agreement between Baxter, Nexell or Nexell California or by applicable law, rule or regulation there exists no restriction on the use, ownership or transfer of the any Transferred Assets by Baxter to Nexell California. All Transferred Assets consisting of finished goods inventory (excluding spare parts) shall be transferred by Baxter to Nexell California subject to the representations, warranties and indemnification obligations of the parties contained in Section 22 of the Antibody Agreement, Section 22 of the Manufacturing Agreement, and Sections 20 and 23 of the Supply Agreement.

     6.4  Assigned Agreements.
          -------------------

          (A) To Baxter's knowledge, there is no existing material breach of any of the Assigned Agreements by Baxter, no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach of any such agreement by Baxter or give rise to a right on the part of any of the other parties thereto to terminate such agreement or to deprive Baxter of any material right, or accelerate any of its material obligations, thereunder.

          (B) To Baxter's knowledge, there is no existing material breach of any of the Assigned Agreements by any party (other than Baxter) thereto and no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach thereof by such other party or give rise to a right on the part of Baxter to terminate such agreement or to deprive the other party of any right, or accelerate any obligation of such party, thereunder.

     6.5  Schedules of Transferred Assets.  Schedules 1.1(b) and 1.1(c) set
          -------------------------------   ----------------     ------
forth the book value and accumulated depreciation of the US Transferred Assets as of the dates set forth therein on the books and records of Baxter, the location and original cost to Baxter of the US Transferred Assets as of the dates set forth therein, the names and addresses of persons with custody of any US Transferred Assets not in the possession of Baxter and the related serial number and version of such instruments, and all US Assigned Agreements related thereto, and prior to the US Asset Transfer Settlement Date Baxter shall deliver to Nexell California true and correct copies of all US Assigned Agreements described therein. As of the ROW Asset Transfer Closing, the schedules to be delivered by Baxter to Nexell California pursuant to Section 2.4 of this Agreement shall set forth the book value and accumulated depreciation of the ROW Transferred Assets as of the dates set forth therein on the books and records of Baxter, to Baxter's knowledge the location and original cost to Baxter of the Leased Transferred Assets forming part of the ROW Transferred Assets as of the dates set forth therein, the location and original cost to Baxter of the other ROW Transferred Assets as of the dates set forth therein, to Baxter's knowledge the names and addresses of persons with custody of any of the Leased Transferred Assets forming part of the ROW Transferred Assets not in the possession of Baxter and the related serial number and version of such instruments, the names and addresses of persons with custody of any other ROW Transferred Assets not in the possession of Baxter and the related serial number and version of such instruments, and all ROW Assigned Agreements related thereto, and true and correct copies of all ROW Assigned Agreements will be attached thereto. In the event that the schedules so supplied by Baxter (a) setting forth the location and original cost to Baxter of the Leased Transferred Assets forming part of the ROW Transferred Assets and/or (b) setting forth the names and addresses of persons with custody of any of the Leased Transferred Assets forming part of the ROW Transferred Assets not in the possession of Baxter and the related serial number and version of such instruments, are inaccurate to the detriment of Nexell and disputed by Nexell prior to the ROW Asset Transfer Settlement Date, the parties shall meet to resolve such dispute pursuant to Section 23.6 of this Agreement.

7.   Representations and Warranties of Nexell California.  Nexell California
     ----------------------------------------------------
represents and warrants to Baxter as of the US Asset Transfer Closing and the ROW Asset Transfer Closing, as applicable, that:

     7.1  Good Standing. Nexell California is a corporation organized, validly
          -------------
existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

     7.2  Authority. Nexell California possesses full right, corporate power and
          ---------
legal authority to execute and deliver this Agreement and the Related Documents to be executed by Nexell California and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement by Nexell California and the Related Documents to be executed by Nexell California and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Nexell California. This Agreement and the Related Documents to be executed by Nexell California have been duly and validly executed by Nexell California and constitute the legal, valid and binding obligations of Nexell California enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Nexell California and the Related Documents to be executed by Nexell California and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of Nexell California, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the assets of Nexell California pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Nexell California under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Nexell California is a party or which is binding upon Nexell California.

8.   Representations and Warranties of Nexell.  Nexell represents and warrants
     -----------------------------------------
to Baxter as of the US Asset Transfer Closing and the ROW Asset Transfer Closing, as applicable, that:

     8.1  Good Standing. Nexell is a corporation organized, validly existing and
          -------------
in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

     8.2  Authority. Nexell possesses full right, corporate power and legal
          ---------
authority to execute and deliver this Agreement and the Related Documents to be executed by Nexell and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement by Nexell and the Related Documents to be executed by Nexell and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Nexell. This Agreement and the Related Documents to be executed by Nexell have been duly and validly executed by Nexell and constitute the legal, valid and binding obligations of Nexell enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The execution and delivery of this Agreement by Nexell and the Related Documents to be executed by Nexell and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both)
(A) violate or conflict with the Certificate of Incorporation or By-laws of Nexell, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the assets of Nexell pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of Nexell under, or (4) cause a termination under or give rise to a right of termination under the terms of, any mortgage, lien, agreement, indenture, trust, instrument, order, judgment or decree to which Nexell is a party or which is binding upon Nexell.

9.   Asset Reconciliation.  Baxter, Nexell and Nexell California hereby (a)
     --------------------
agree that Section 6.2(J) of the Asset Purchase Agreement is hereby terminated, null and void, ab initio, and (b) waive, release and forgive any and all claims, rights, contractual remedies and causes of action of any kind whatsoever with respect to the Asset Reconciliation, ab initio.

10.  Assignment of Assigned Agreements.  To the extent that any Assigned
     ---------------------------------
Agreement is not capable of being assigned, transferred or conveyed without the approval, consent, novation or waiver of the issuer thereof or the other party or parties thereto, or any other third person (including an Authority), or would be breached in the event of a sale, assignment, transfer, or conveyance without such approval, consent or waiver, this Agreement shall not, in the event any such issuer or third party shall object to such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof absent such approval, consent or waiver. At the request of Nexell California, Baxter shall use its commercially reasonable best efforts, both prior and subsequent to the applicable Asset Transfer Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to Nexell California each such Assigned Agreement as soon as reasonably practicable; provided, however, that Baxter shall not be required to pay any
             --------  -------
additional consideration in order to obtain such approvals, consents or waivers. Schedules 1.1(b) and 1.1(c) identify those US Assigned Agreements for which
----------------     ------
Baxter has not received the necessary approvals, consents or waivers as of the date of this Agreement. As of the ROW Asset Transfer Closing, the schedules to be delivered by Baxter to Nexell California pursuant to Section 2.4 of this Agreement shall identify those ROW Assigned Agreements for which Baxter has not received the necessary approvals, consents or waivers as of the date of such schedules. To the extent any of the approvals, consents or waivers referred to in this
Section 10 have not been obtained as of the applicable Asset Transfer Closing Date, Baxter shall, during the remaining term of the applicable Assigned Agreement (and without limiting Nexell California's right to have Baxter persist, following the applicable Asset Transfer Closing Date, in attempting to obtain any such approval, consent or waiver), exercise commercially reasonable best efforts to cooperate with Nexell California in any reasonable and lawful arrangements designed to provide the benefits of such Assigned Agreement to Nexell California.

11.  Facilitation of Possession.  Subject to Section 2.1(D), subsequent to the
     --------------------------
applicable Asset Transfer Closing Date, Baxter, at the request of Nexell California, shall write letters to, and otherwise communicate with third parties, and do such other reasonable acts and things as may be necessary or appropriate, to facilitate the gaining of possession by Nexell California of the applicable Transferred Assets.

12.  Employment of Key North American Employees.
     ------------------------------------------

     (A) Nexell California represents and warrants to Baxter that Nexell California has extended written offers of employment ("Nexell California's Offer") to all Baxter North America employees set forth on Schedule 12(A) who have previously provided marketing, sales or other related services under the Distribution Agreement (the "Key Employees"), including descriptions of the compensation and benefits being offered (which were, in the aggregate, at least as favorable as the compensation and benefits previously provided by Baxter to such Key Employees) and descriptions of any material change in the terms or conditions of the Key Employees employment with Baxter, and conditioning such offers on Nexell California's receipt of the offeree's written acceptance of the offer not later than June 15, 1999. In addition, Nexell California shall provide severance benefits in accordance with Baxter's severance pay policies in effect immediately prior to the Closing as set forth on the Baxter Disclosure Schedule (the "Severance Pay Policies") in the event that his or her employment is terminated by Nexell California within one year of the Closing.

     (B)  Except as set forth in Schedule 12(B), no Key Employee has any
                                 --------------
agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

     (C) Nexell California represents and warrants to Baxter that as of the date of this Agreement the Key Employees identified on Schedule 12(B) have
                                                       --------------
delivered their written acceptance of Nexell California's Offer pursuant to
Section 12(A) above ("New Nexell California Employees").

     (D) Effective as of July 1, 1999, all New Nexell California Employees shall be terminated from employment with Baxter and shall begin working for Nexell California; provided, however, that Baxter shall remain responsible for the payment of each such employee's salary, wages, vacation, sick pay, bonus or similar compensation or benefits accrued up to and including the date of termination of such employee's employment with Baxter.

     (E) Nexell California and Baxter acknowledge, agree and stipulate that no assets shall be directly transferred from any Baxter employee benefit plan to any Nexell Group employee benefit plan in conjunction with the transactions contemplated by this Agreement.

     (F) Except as otherwise provided in this paragraph, Nexell California agrees that for a period of one (1) year following the date of this Agreement, Nexell California will replicate all material terms of the Baxter Severance Pay Plan and shall assume, and be solely responsible for, the past service liability of Baxter under the Severance Pay Policies for one year following the date of this Agreement and as otherwise imposed by law in respect of all New Nexell California Employees. Although Nexell California shall be solely responsible for payment of any benefits under the Severance Pay Policies pursuant to this paragraph, Baxter and Nexell California shall each bear one half of the financial cost of any liabilities under the Severance Pay Policies incurred during the one year period following the US Asset Transfer Closing Date in respect of all New Nexell California Employees.

     (G) With respect to Key Employees who are not New Nexell California Employees ("Rejecting Employees"), Baxter represents and warrants to Nexell California that Baxter did not make any competing employment offer, offer any other inducement or incentives, or otherwise attempt to discourage or prevent the Rejecting Employees from accepting Nexell California's Offer.

     (H) Baxter agrees with Nexell California that Baxter shall indemnify and hold harmless Nexell California for compensation and benefits, if any, due any Rejecting Employees following any termination of such Rejecting Employees by Baxter.

     (I) Baxter does not contribute, and is not obligated to contribute, to any multiemployer plan (within the meaning of section 4001 of ERISA) with respect to the Key Employees.

     (J) Benefit Plans and Pension Plans. Except to the extent otherwise provided herein, Nexell California shall not assume any obligations arising under any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) which Baxter maintains relating to any New Nexell California Employees (collectively the "Plans"). The active participation of the New Nexell California Employees in the Plans shall terminate as of the US Asset Transfer Closing Date, in each case except to the extent that any rights under the Plans shall have vested, or may vest upon fulfillment of certain conditions, in accordance with the terms contained therein; provided, however, that New Nexell California Employees shall be 100% vested in their account balances under the Baxter's Savings Plan and in their accrued benefits under the Baxter International Inc. and Subsidiaries Pension Plan.

     (K) Nexell California shall provide for the participation, commencing on the US Asset Transfer Closing Date, by such of the New Nexell California Employees who participated in the Plans prior to the US Asset Transfer Closing Date, in Nexell California's employee benefits plans, provided that for purposes of eligibility to participate and vesting under Nexell California's plans, including but not limited to Nexell California's sick and disability pay plan(s), (but not for purposes of benefit accruals), Nexell California shall take any and all action necessary (including amendment of Nexell California's plans) to recognize each New Nexell California Employee's service with Baxter. No New Nexell California Employee's participation in any of Nexell California's employee benefit plans shall be limited or restricted due to a preexisting condition limitation in such plan. Nexell California shall credit New Nexell California Employees with any amounts paid under Baxter's Plans prior to the US Asset Transfer Closing Date toward satisfaction of the applicable deductible amounts and copayment minimums under the corresponding welfare plans of Nexell California.

     (L) Baxter shall retain liability for employees (and their qualified beneficiaries) receiving continuation coverage as of the US Asset Transfer Closing Date under Baxter's group health plans. With respect to group health plans established by Nexell California or its Affiliates on or after the US Asset Transfer Closing Date and for the benefit of New Nexell California Employees shall comply with all obligations under Part 6 of Title I of ERISA and
Section 4980B of the Code applicable to those plans.

     (M) Nexell California shall comply with all notice and other requirements under the Workers Adjustment and Retraining Notification Act ("WARN") and any similar state, local, or foreign country statute with respect to all Key Employees who accept employment with Nexell California and all other employees of Nexell California. Baxter shall comply with all notice and any other requirements under WARN and any similar state, local, or foreign country statute with respect to all employees who either are not offered employment with Nexell California or who decline offers of employment with Nexell California as well as all other employees of Baxter.

13.  Key European Employees.
     ----------------------

     (A) Nexell California agrees that, prior to the ROW Asset Transfer Closing Date, Nexell California will cause a Nexell European Affiliate to extend offers of employment to all employees predominantly connected with the Nexell business in Europe, and as identified on Schedule 13 ("European Key Employees"), with
                                -----------
terms and conditions at least as favorable in the aggregate, as the European Key Employees' terms of employment while employed by Baxter. Nexell California agrees to cause such Nexell European Affiliate to assume all liabilities for all European Key Employees whose employment with Baxter is terminated as a result of the Nexell European Affiliate's offer of employment in connection with this transaction, effective as of the ROW Asset Transfer Closing Date, as required under applicable law.

     (B) Nexell California and Baxter agree to negotiate in good faith to the end that within sixty (60) days of the US Asset Transfer Closing Date Nexell California and Baxter shall agree on the specific European country issues relating to the employment of the European Key Employees by the Nexell European Affiliate, including the parties' intention that:

          (i) subject to applicable law, for a period of one (1) year following the ROW Asset Transfer Closing Date, with respect to European Key Employees hired by Nexell European Affiliate, the Nexell European Affiliate will replicate all material terms of any severance pay benefits available to such European Key Employees while they were employed by Baxter ("Severance Pay Benefits") and shall assume, and be solely responsible for, the past service liability of Baxter with respect to such Severance Pay Benefits for one (1) year following the ROW Asset Transfer Closing Date and as otherwise imposed by law; and

          (ii) subject to applicable law, that although the Nexell European Affiliate shall be solely responsible for payment of any such Severance Pay Benefits, Baxter and Nexell California shall each bear one half of the financial cost of any liabilities under the Severance Pay Policies incurred during the one year period following the US Asset Transfer Closing Date in respect of all European Key Employees hired by the Nexell European Affiliate.

14.  Baxter's Deliveries.  At each Asset Transfer Closing Date, Baxter shall
     -------------------
deliver, or cause to be delivered, the following:

          (A) a bill of sale from Baxter and from each other entity, if any, which shall then own any applicable Transferred Asset(s), conveying the applicable Transferred Assets to Nexell California, each to be in a form reasonably satisfactory to the Nexell Group;

          (B) individual or general contract assignments of the applicable Assigned Agreements and Service Contracts to Nexell California; and

          (C) such other executed assignments, bills of sale, endorsements, notices, consents, novations, assurances and such other instruments of conveyance and transfer as counsel for Nexell California has reasonably requested and as shall be effective to vest in Nexell California Baxter's rights, title and interest in the applicable Transferred Assets.

15.  Survival of Representations.  All representations and warranties contained
     ---------------------------
in, or in any certificate delivered pursuant to or in connection with, this Agreement shall survive the applicable Asset Transfer Closing Date of the transactions contemplated under this Agreement until one (1) year from the applicable Asset Transfer Closing Date. All covenants and agreements contained in this Agreement shall survive in accordance with their terms.

16.  Transactional Taxes.  Each of Nexell California and Baxter shall bear and
     -------------------
pay one half (50%) of any and all applicable Transactional Taxes with respect to the sale, transfer, or assignment of the Transferred Assets or otherwise on account of this Agreement or the transactions contemplated herein.

17.  Personal Property Taxes.  All personal property taxes relating to any and
     -----------------------
all personal property conveyed pursuant to this Agreement shall be pro-rated between Nexell California and Baxter in accordance with the relationship of the applicable Asset Transfer Closing Date to the entire relevant tax year.

18.  Further Assurances and Cooperation.  Following the date hereof, and subject
     ----------------------------------
to the terms and conditions hereof, each of Baxter and the Nexell Group agrees to execute and deliver such documents and take such other action as shall be reasonably requested by the other party to carry out and effectuate the transactions contemplated by this Agreement. On and subsequent to each applicable Asset Transfer Closing Date, each party covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by another party to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments as may be reasonably necessary, expedient or proper in order to complete any and all of the conveyances, transfers, sales and assignments herein provided for.

19.  Notices.  All notices, requests, demands, and other communications
     -------
permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as Federal Express) or sent by pre-paid certified mail, return receipt requested, or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address set forth above of the party or the facsimile number stated below of the party to which notice is given, or to such other address or facsimile number as such party may have fixed by notice given in accordance with the terms hereof:

          To any member of the Nexell Group, to:

          President
          Nexell Therapeutics Inc.
          Facsimile Number: (949) 470-6645

          President
          Nexell of California, Inc.
          Facsimile Number: (949) 470-6645

          With a copy to:

          Bryan Cave LLP
          700 Thirteenth Street, N.W.
          Washington, DC 20005-3960
          Attn: Eric F. Stoer, Esq.
          Facsimile Number: (202) 508-6200


          To Baxter:

          President - Venture Management
          Facsimile Number: (847) 940-6271

          Amy Rockwell, Esq. - Assistant General Counsel

          Facsimile Number: (847) 270-2658

          With a copy to:

          Seyfarth, Shaw, Fairweather & Geraldson
          55 East Monroe Street
          Chicago, Illinois 60603-5803
          Attn:  Christopher A. Lause, Esq.
          Facsimile Number: (312) 269-8869

Any notice, sent as provided above, shall be deemed given if personally delivered or, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

20.  Expenses.  Subject to the terms of Sections 2.1, 12, 16 and 17 hereof, each
     --------
party hereto shall bear its own expenses (including all attorneys', accountants', investment bankers', brokers', representatives' and consultants'
fees) incurred in connection with the negotiation, preparation, consummation and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby.

21.  Disclaimer.  Baxter shall not be deemed to have made to the Nexell Group
     ----------
any representation or warranty other than as expressly made by Baxter in Section 6 hereof. Without limiting the generality of the foregoing, BAXTER MAKES NO REPRESENTATION OR WARRANTY TO THE ANY MEMBER OF THE NEXELL GROUP WITH RESPECT
TO:

     (A) EXCEPT FOR THE ADJUSTED P&L, ANY FINANCIAL INFORMATION OR ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO ANY MEMBER OF THE NEXELL GROUP OF FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS; OR

     (B) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6 HEREOF OR AS OTHERWISE PROVIDED IN ANY EXPRESS WRITTEN WARRANTIES THAT ACCOMPANY INDIVIDUAL TRANSFERRED ASSETS MANUFACTURED BY BAXTER, ANY OF THE TRANSFERRED ASSETS AND EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (ALL SUCH TRANSFERRED ASSETS BEING SOLD TO NEXELL CALIFORNIA ON AN "AS IS, WHERE IS" BASIS).

22.  Allocation of Consideration. The parties shall exercise their good faith
     ---------------------------
efforts to agree upon how the consideration paid or given for the Transferred Assets (including the Transferred Asset Purchase Price) shall be allocated. In the event that any such agreement is executed and delivered by the parties, such consideration shall be deemed, for all purposes (including those relating to Taxes of any kind whatsoever), to be allocated to the Transferred Assets in accordance therewith and, without limiting the foregoing, any IRS Forms 8594 shall be prepared consistent therewith.

23.  Miscellaneous.
     -------------

     23.1  Entire Agreement: No Modification. This Agreement, including the
           ---------------------------------
Schedules, documents and instruments delivered pursuant hereto, sets forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by the Nexell Group and Baxter.

     23.2  Waiver of Breach. The waiver by a party of a breach or violation by
           ----------------
any other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

     23.3  Benefit of Parties; Assignment. This Agreement shall be binding upon
           ------------------------------
and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party shall have the right to assign or delegate any of its rights or obligations arising hereunder, except with the prior written consent of each other party hereto; provided, however, that any party may assign any or all of its rights,
        --------  -------
and delegate any or all of its obligations, hereunder to any person or entity who shall, by merger, consolidation, transfer of assets or otherwise, have acquired all or substantially all of the assets (not counting cash and cash equivalents) of such party; provided, further, that no such delegation shall
                            --------  -------
relieve the delegating party of the obligation to satisfy and discharge the obligation(s) so delegated. Notwithstanding the foregoing, Baxter shall have the right to assign this Agreement, and any rights and obligations arising hereunder, to an Affiliate of Baxter without the prior written consent of any other party hereto; provided, that no such assignment shall relieve Baxter of any of its obligations hereunder. Any purported assignment or delegation in violation of this Section 23.3 shall be null and void ab initio.
                                                      -- ------

     23.4  Headings. The headings of the sections and paragraphs of this
           --------
Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     23.5  Governing Law; Jurisdiction.  This Agreement shall be governed by and
           ---------------------------
construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to Section 23.6 below, each party hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

     23.6  Dispute Resolution.
           ------------------

     A. Provisional Remedies: The procedures specified in this Section 23.6 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to
                      --------  -------
           these procedures, may seek a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 23.6.

     B. Negotiations Between Executives: The parties will attempt in good faith to resolve promptly any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 23.6), promptly by negotiation between their designated executives.

     C. Arbitration: In the event that any dispute arising out of or relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of
           Section 23.6(B), such dispute shall, upon written notice by either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United States Federal Arbitration Act, as modified below:

           i. The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Nexell shall select one
           (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

           ii. The arbitration proceedings shall be conducted in Los Angeles County or Orange County in the State of California.

           iii. Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

           iv. The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

            v. Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

            vi. The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

            vii. The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that
                                                       --------  -------
            the arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

     D. Performance During Dispute: Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

     23.7   Multiple Counterparts; Execution by Fax. This Agreement may be
            ---------------------------------------
signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

     23.8   Exhibits and Schedules.  All exhibits and schedules referred to in
            ----------------------
this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

     23.9   Construction.  The language in all parts of this Agreement shall in
            ------------
all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

     23.10  Publicity.  No party to this Agreement shall issue or cause the
            ---------
publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first providing a draft of such press release or announcement to the other parties and obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent any party from
          --------  -------
making
any disclosure required by law, including, without limitation, the requirements of the SEC, the Securities Act and the rules promulgated thereunder, or any applicable stock exchange or the Nasdaq Stock Market.

        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                    BAXTER HEALTHCARE CORPORATION


                    By:_________________________________________________________
                    Title:______________________________________________________


                    NEXELL THERAPEUTICS INC.


                    By:_________________________________________________________
                    Title:______________________________________________________



                    NEXELL OF CALIFORNIA, INC.


                    By:_________________________________________________________
                    Title:______________________________________________________

                                SCHEDULE 1.1(a)
                                   PRO-FORMA

                                SCHEDULE 1.1(b)
                     BAXTER FINISHED GOODS INVENTORY (US)

                                SCHEDULE 1.1(c)
                    BAXTER HARDWARE AND RELATED ASSETS (US)

                                SCHEDULE 1.1(d)
                   US SERVICE CONTRACTS AND PREPAID AMOUNTS

                                     NONE

                                SCHEDULE 1.1(e)
                            US ASSUMED LIABILITIES

                                SCHEDULE 2.1(B)
       US TRANSFERRED ASSETS NOT DELIVERED AT US ASSET TRANSFER CLOSING

                                  SCHEDULE 5

         CHAIN OF DELIVERY OF PRODUCTS BY BAXTER TO NEXELL CALIFORNIA
                        UNDER THE OPERATING AGREEMENTS

Figure 1: Baxter US and Canada Delivery of Products as of July 1, 1999, through ROW Asset Transfer Closing (Non-Antibody / Non-Ceprate).

Figure 2: Baxter ROW Delivery of Products as of July 1, 1999, through ROW Asset Transfer Closing (Non-Antibody / Non-Ceprate).

Figure 3: Baxter Delivery of Antibody Products as of July 1, 1999, ROW Asset Transfer Closing.

Figure 4: Baxter US and Canada Delivery of Products Post ROW Asset Transfer Closing (Non-Antibody / Non-Ceprate).

Figure 5: Baxter ROW Delivery of Products Post ROW Asset Transfer Closing (Non-Antibody / Non-Ceprate).

Figure 6:  Baxter Delivery of Antibody Products Post ROW Asset Transfer Closing.

                                Schedule 12 (A)
                    Baxter North American Employees to Whom
                     Nexell of California Extended Offers


Geralyn Annett

Tara Clark

Charles Dozier

Kevin Murcko

Chris Pates

Normand Pilon

Trish Swinney

                                SCHEDULE 12(B)
                        NEW NEXELL CALIFORNIA EMPLOYEES

Kevin Murcko

Chris Pates

Normand Pilon*

Geralyn Annett

Charles Dozier

Trish Swinney


_______________
* Pending based on obtaining proper work visa from Canada

                                  SCHEDULE 13
                            KEY EUROPEAN EMPLOYEES